UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2010
Date of Earliest Event Reported: May 25, 2010

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53619	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 25, 2010, Vertex Energy, Inc. (“we,” “us,” or the “Company”) entered into a First Amendment to Letter Loan Agreement with Regions Bank (the “First Amendment”), pursuant to which we modified the terms of our prior Letter Loan Agreement with Regions Bank entered into on May 26, 2009.  The First Amendment extended the due date of the amounts borrowed under the Letter Loan Agreement and line of credit, which borrowed amounts totaled $1,100,000 as of March 31, 2010, from May 25, 2010 to August 23, 2010.  The First Amendment also increased the interest rate of amounts borrowed from Regions Bank under the Letter Loan Agreement from the greater of (i) five percent or (ii) the LIBOR rate adjusted as provided in the Letter Loan Agreement plus five percent per annum, to the greater of (i) five percent or (ii) the LIBOR rate adjusted as provided in the Letter Loan Agreement plus six percent; per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 1, 2010	By: /s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer